UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2012

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Senior Credit Facility

On June 19, 2012, NGL Energy Partners LP (“NGL”) entered into a Credit Agreement by and among NGL Energy Operating LLC, the other NGL subsidiary borrowers party thereto, NGL, as guarantor, Deutsche Bank Securities, as administrative agent, and the other financial institutions party thereto (the “Credit Agreement”).  The Credit Agreement provides for up to $650 million in aggregate commitments under a new senior secured credit facility, consisting of (i) a $200 million revolving credit facility for NGL’s working capital requirements and other general corporate purposes and (ii) a $450 million revolving credit facility for acquisitions, internal growth projects and capital expenditures relating to the repair and maintenance of existing assets.  In addition to the foregoing, upon satisfaction of certain conditions, NGL will have the right to increase the amount available under the new senior credit facility up to an aggregate amount of $700 million.  The commitments under the Credit Agreement expire June 19, 2017.  The NGL subsidiary borrowers’ payment obligations under the Credit Agreement are fully and unconditionally guaranteed, on a senior secured basis, by NGL.

All borrowings under the senior credit facility bear interest, at NGL’s option, at (i) an alternate base rate plus the applicable margin of 1.75% to 2.75% per annum or (ii) an adjusted LIBOR rate plus the applicable margin of 2.75% to 3.75% per annum. The applicable margin is determined based on the consolidated leverage ratio of NGL. Commitment fees are also payable under the Credit Agreement.

The Credit Agreement contains various customary representations, warranties and covenants by NGL and its subsidiaries, including, without limitation, (i) covenants regarding maximum leverage and minimum interest coverage, (ii) limitations on fundamental changes involving NGL or its subsidiaries and (iii) limitations on indebtedness and liens.

NGL’s and its subsidiaries’ obligations under the Credit Agreement may be accelerated following certain events of default (subject to applicable cure periods), including, without limitation, (i) the failure to pay principal or interest when due, (ii) a breach by NGL or its subsidiaries of any material representation or warranty or any covenant made in the Credit Agreement or (iii) certain events of bankruptcy or insolvency.

NGL used the proceeds from the Notes (defined below) and initial bank borrowings under the senior credit facility to finance the previously announced mergers with High Sierra Energy, LP (“High Sierra”) and High Sierra Energy GP, LLC (the “High Sierra general partner”) (further described below), pay transaction expenses and repay in full amounts outstanding under NGL’s prior revolving credit facility and High Sierra’s prior credit facility. Following completion of the mergers, approximately $75 million of capacity remains undrawn under the working capital component of NGL’s senior credit facility, and approximately $200 million remains undrawn and available under the acquisition component of NGL’s senior credit facility.  The Notes rank pari passu with NGL’s obligations under the Credit Agreement.

The Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The above description of the material terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit

10.1.

Senior Notes

On June 19, 2012, NGL completed the private placement of $250 million in aggregate principal amount of 6.65% senior secured notes due 2022 (the “Notes”).

NGL issued the Notes pursuant to a Note Purchase Agreement (the “Note Purchase Agreement”), among NGL and the institutional investor purchasers named therein. NGL’s payment obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by certain subsidiaries of NGL. The Notes will mature on June 19, 2022.

Upon notice, NGL may, at its option, prepay at any time all or any part of the Notes (in an amount of at least $1,000,000) of the aggregate principal amount of the Notes then outstanding, along with the make-whole amount determined for the prepayment date with respect to such principal amount.

The Note Purchase Agreement contains restrictive covenants that, among other things, limit the ability of NGL to (subject to certain exceptions): (i) incur additional debt, (ii) pay dividends and make other restricted payments, (iii) create or permit certain liens, (iv) create or permit restrictions on the ability of NGL’s restricted subsidiaries to pay dividends or make other distributions to NGL, (v) enter into transactions with affiliates, (vi) enter into sale and leaseback transactions and (vii) consolidate or merge or sell all or substantially all or any portion of NGL’s assets.

The Note Purchase Agreement provides for customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest, (ii) breach of certain covenants contained in the Note Purchase Agreement or the Notes, (iii) failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity if the total amount of such indebtedness unpaid or accelerated exceeds $10 million, (iv) the rendering of a judgment for the payment of money in excess of $10 million, (v) the failure of the Note Purchase Agreement, the Notes, or the guarantees by the subsidiary guarantors to be in full force and effect in all material respects and (vi) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 51% in aggregate principal amount of the then outstanding Notes of any series may declare all of the Notes of such series to be due and payable immediately.

The Note Purchase Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.1.

Item 2.01.  Completion of Acquisition or Disposition of Assets

On June 19, 2012, NGL completed its previously announced mergers with High Sierra and the High Sierra general partner.

NGL completed the mergers pursuant to (i) an Agreement and Plan of Merger, dated as of May 18, 2012 (the “Merger Agreement”), by and among NGL, NGL Energy Holdings LLC, the general partner of NGL (the “NGL general partner”), HSELP LLC, a direct, wholly owned subsidiary of NGL, High Sierra and the High Sierra general partner and (ii) an Agreement and Plan of Merger, dated as of May 18, 2012, by and among the NGL general partner, the High Sierra general partner and HSEGP LLC, a direct, wholly owned subsidiary of the NGL general partner.

NGL paid aggregate merger consideration of $693 million, including $153 million in cash, assumed indebtedness of $95 million and $445 million in equity.

NGL financed the acquisition through proceeds from the Notes and initial borrowings under its senior credit facility and through the issuance of NGL common units and membership interests in the NGL general partner.

The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02.   Unregistered Sales of Equity Securities

On June 19, 2012, pursuant to the Merger Agreement, NGL issued 20,703,510 common units as merger consideration in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), pursuant to Section 4(2) of the 1933 Act. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

In connection with the completion of the transactions contemplated by the Merger Agreement, the current registration rights agreement relating to equity interests of NGL was amended by Amendment No. 4 and Joinder to First Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement Amendment”), dated June 19, 2012, by and between the NGL general partner and a former High Sierra unitholder. The Registration Rights Agreement Amendment provides for, among other things, certain registration rights for the common units that were issued to the High Sierra unitholder pursuant to the Merger Agreement so long as such unitholder owns not less than four percent (4%) of the outstanding common units of NGL.  The Registration Rights Agreement Amendment also increases the total number of permitted demand registrations under the registration rights agreement from eight to nine.

The Registration Rights Agreement Amendment is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.  The above description of the material terms of the Registration Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.2.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Directors

(d) On June 19, 2012, Patrick Wade and James J. Burke were appointed as directors of the NGL general partner, effective upon the closing of the mergers.  Patrick Wade and James J. Burke each will serve as directors of the NGL general partner until his respective successor has been duly elected and qualified or until the earlier of his death, resignation, removal or disqualification.  These appointments expand the size of the board of directors of the NGL general partner to eleven directors.  The NGL general partner manages NGL through its directors and executive officers.

Mr. Wade has served as a member of the High Sierra board since November 2008 and has nineteen years of experience in the energy sector. In 2002, Mr. Wade co-founded Tiger Midstream Investments, a natural gas midstream development and investment company that was involved primarily in the U.S. Rockies. From 2005 to 2007, Mr. Wade was a Managing Director at Bear Energy LP, responsible for investments in natural gas midstream infrastructure, as well as contracting for a diverse portfolio of natural gas storage capacity. In 2008, Mr. Wade joined The Energy & Minerals Group, the management company for a series of private equity funds with total investor commitments of $4.2 billion, consisting of $3.1 billion of regulatory assets under management and $1.1 billion in co-investment commitments, as a Managing Director in the Houston office.  The Energy & Minerals Group is the managing partner of NGP M&R HS LP LLC.  Mr. Wade’s primary focus is making direct investments across the natural resources industry. In addition, Mr. Wade serves on the Board of Directors of Medallion Midstream, L.L.C. and Ferus Inc. Mr. Wade received his Bachelor’s degree from the University of Oklahoma in 1991 and his M.B.A. from the Jesse H. Jones School of Management at Rice University in 1995.

Mr. Burke currently serves as the Chief Executive Officer of High Sierra.  He was one of High Sierra’s co-founders and served as Chairman of the High Sierra board and President and Chief Executive Officer of the High Sierra general partner since September 2010. From July 2004 to September 2010, he was the High Sierra general partner’s Managing Director. Mr. Burke, along with three other entrepreneurs, co-founded Petro Source Partners, LP, where he ran six business units throughout the United States and Canada for the company over a 17 year span.  Prior to that, Mr. Burke served as Manager of Crude Oil Acquisitions at Asamera Oil (U.S.) Inc. from 1981 to 1984.  Mr. Burke began his career as a Crude Oil Representative at Permian Corporation, where he worked from 1978 to 1981. Mr. Burke also serves as the Managing Director of Impact Energy Services, LLC.  Mr. Burke received his B.S. from University of Colorado in 1978.

Item 7.01.  Regulation FD Disclosure.

On June 19, 2012, NGL issued a press release announcing the closing of the mergers and the debt financing described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Note Purchase Agreement, dated June 19, 2012, by and among NGL and the purchasers named therein

4.2	Amendment No. 4 and Joinder to First Amended and Restated Registration Rights Agreement, dated June 19, 2012, by and between the NGL Energy general partner and NGP M&R HS LP LLC

10.1	Credit Agreement, dated as of June 19, 2012, among NGL, the NGL subsidiary borrowers, the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent

99.1	Press release, dated June 19, 2012

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains various forward-looking statements and information that are based on our beliefs and those of the NGL general partner, as well as assumptions made by and information currently available to NGL. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. When used in this quarterly report, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “estimate,” “intend,” “could,” “believe,” “may,” “will” and similar expressions and statements regarding our plans and objectives for future operations, are intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the timing and expected benefits of the mergers and the prospective financial information furnished in this Current Report.  Although we and our general partner believe that the expectations on which such forward-looking statements are based are reasonable, neither we nor our general partner can give assurances that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on NGL’s results of operations and financial condition are factors relating to the mergers including NGL’s ability to successfully integrate the High Sierra businesses, expected commercial and operational synergies over time, cash flow growth and accretion, future distribution increases and growth, incentive distribution reductions, internal growth projects, future issuances of debt and equity securities.  In addition, other key risk factors that may have a direct bearing on NGL’s results of operations and financial condition are described in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the Securities and Exchange Commission from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC, its general partner

Date: June 25, 2012		By:	/s/ Craig S. Jones
Craig S. Jones Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Note Purchase Agreement, dated June 19, 2012, by and among NGL and the purchasers named therein

4.2	Amendment No. 4 and Joinder to First Amended and Restated Registration Rights Agreement, dated June 19, 2012, by and between the NGL Energy general partner and NGP M&R HS LP LLC

10.1	Credit Agreement, dated as of June 19, 2012, among NGL, the NGL subsidiary borrowers, the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent

99.1	Press release, dated June 19, 2012